Exhibit 13.1

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATIONS

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of VTTI Energy Partners LP (the “Partnership”) on Form 20-F for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

A signed original of this written statement has been provided to the Partnership and will be retained by the Partnership and furnished to the SEC or its staff upon request.

Date:	April 30, 2015

/s/ Robert Nijst
Name:	Robert Nijst
Title:	Chief Executive Officer (Principal Executive Officer)

Date:	April 30, 2015

/s/ Robert Abbott
Name:	Robert Abbott
Title:	Chief Financial Officer (Principal Financial Officer)